Exhibit 99.1

nCino Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Q4 Total Revenues of $141.4M, up 14% year-over-year
Fiscal Year 2025 Total Revenues of $540.7M, up 13% year-over-year
Q4 Subscription Revenues of $125.0M, up 16% year-over-year
Fiscal Year 2025 Subscription Revenues of $469.2M, up 15% year-over-year

WILMINGTON, N.C., April 1, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the fourth quarter and fiscal year 2025, ended January 31, 2025.
"We ended the year strong, with meaningful year-over-year subscription revenues and ACV growth, while continuing to realize efficiencies across our operations," said Sean Desmond, Chief Executive Officer at nCino. "With AI embedded across our onboarding, account opening, lending and portfolio management offerings that span commercial, consumer, small business and mortgage lines of business globally, nCino is uniquely positioned to seize the vertical AI market opportunity as we continue the journey of delivering long-term value to our stakeholders.”

“Reflecting confidence in our strategy and commitment to allocating capital where it can generate stockholder value, we are pleased to announce our Board of Directors has authorized a Stock Repurchase Program whereby nCino may repurchase up to $100,000,000 of nCino’s outstanding common stock,” said Greg Orenstein, Chief Financial Officer at nCino.

Fourth Quarter Fiscal 2025 Financial Highlights
•Revenues: Total revenues for the fourth quarter of fiscal 2025 were $141.4 million, a 14% increase from $123.7 million in the fourth quarter of fiscal 2024. Subscription revenues for the fourth quarter were $125.0 million, up from $107.5 million one year ago, an increase of 16%.
•Income (Loss) from Operations: GAAP loss from operations in the fourth quarter of fiscal 2025 was $(5.7) million compared to $(3.2) million in the same quarter of fiscal 2024. Non-GAAP operating income in the fourth quarter was $24.4 million compared to $19.3 million in the fourth quarter of fiscal 2024, an increase of 26%.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino in the fourth quarter of fiscal 2025 was $(18.6) million compared to GAAP net income attributable to nCino of $1.2 million in the fourth quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the fourth quarter was $13.9 million compared to $23.8 million in the fourth quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the fourth quarter was impacted by approximately $(10.3) million due to non-operating, predominantly non-cash foreign currency fluctuations on intercompany loans.

•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino in the fourth quarter of fiscal 2025 was $(0.16) per basic and diluted share compared to GAAP net income attributable to nCino per diluted share of $0.01 in the fourth quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the fourth quarter was $0.12 per diluted share compared to $0.21 per diluted share in the fourth quarter of fiscal 2024. Non-GAAP net income attributable to nCino per diluted share in the fourth quarter was impacted by $(0.09) due to non-operating, predominantly non-cash foreign currency fluctuations on intercompany loans.
•Cash: As of of January 31, 2025, cash, cash equivalents, and restricted cash were $121.3 million and $166.0 million was outstanding under nCino's revolving credit facility.

Full Year Fiscal 2025 Financial Highlights
•Revenues: Total revenues for fiscal 2025 were $540.7 million, a 13% increase from $476.5 million in fiscal 2024. Subscription revenues for fiscal 2025 were $469.2 million, up from $409.5 million in fiscal 2024, an increase of 15%.
•Income (Loss) from Operations: GAAP loss from operations for fiscal year 2025 was $(18.1) million compared to $(39.5) million in fiscal 2024. Non-GAAP operating income for fiscal 2025 was $96.2 million compared to $61.8 million in fiscal 2024, an increase of 56%.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino for fiscal 2025 was $(37.9) million compared to $(42.3) million in fiscal 2024. Non-GAAP net income attributable to nCino for fiscal 2025 was $76.1 million compared to $58.0 million in fiscal 2024. Non-GAAP net income attributable to nCino was impacted by approximately $(10.5) million in fiscal 2025 due to non-operating, predominantly non-cash foreign currency fluctuations on intercompany loans.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino for fiscal 2025 was $(0.33) per basic and diluted share compared to $(0.38) per basic and diluted share in fiscal 2024. Non-GAAP net income attributable to nCino for fiscal 2025 was $0.65 per diluted share compared to a $0.50 per diluted share in fiscal 2024. Non-GAAP net income attributable to nCino per diluted share was impacted by $(0.09) in fiscal 2025 due to non-operating, predominantly non-cash foreign currency fluctuations on intercompany loans.
•Annual Contract Value (ACV): On a reported basis, ACV as of January 31, 2025, was $516.4 million, an increase of 13% year over year, or 8% on an organic basis. On a constant currency basis, ACV increased 14% year over year, or 9% on an organic basis. nCino defines ACV as the highest annualized subscription fee obligation under customer contracts in effect at the end of the reporting period, converted to USD with foreign exchange rates in effect as of the end of the applicable period.

Stock Repurchase Program
•nCino's Board of Directors authorized a Stock Repurchase Program under which the Company may repurchase up to $100,000,000 (One-Hundred Million Dollars) of the Company’s outstanding common stock.

Recent Business Highlights
•Announced Appointment of Sean Desmond as President and CEO: Sean Desmond announced as President & CEO and member of the Company's Board of Directors. Desmond succeeds Pierre Naudé, who becomes Executive Chairman.
•Acquired Sandbox Banking: The acquisition strengthens nCino's ability to enhance data connectivity and streamline operations for banks and credit unions through an industry-leading Integration Platform as a Service (iPaaS) solution for a more intelligent and harmonious technology platform.
•Selected by a Top-50 Bank in the U.S. for Consumer Lending: A top-50 U.S. bank by assets expanded their use of nCino to include Consumer Lending, Automated Spreading, and Banking Advisor.
•Expanded Relationship with Top-4 Bank in the U.S. with Banking Advisor: A top-4 U.S. bank by assets adopted Banking Advisor to build on automation and efficiencies already achieved with nCino.
•Signed first customer in the Czech Republic: Československá obchodní banka (CSOB) selected the nCino Platform to digitize and streamline its Commercial & SME Lending operations.

Financial Outlook
nCino is providing guidance for its first quarter ending April 30, 2025, as follows:
•Total revenues between $138.75 million and $140.75 million.
•Subscription revenues between $121.75 million and $123.75 million.
•Non-GAAP operating income between $22.5 million and $24.5 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.15 to $0.16.

nCino is providing guidance for its fiscal year 2026 ending January 31, 2026, as follows:
•Total revenues between $574.5 million and $578.5 million.
•Subscription revenues between $503.0 million and $507.0 million.
•Non-GAAP operating income between $107.0 million and $111.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.66 to $0.69.
•Annual Contract Value (ACV) between $564 million and $567 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (vii) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2024	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$112,085	$120,928
Accounts receivable, net	112,975	146,787
Costs capitalized to obtain revenue contracts, current portion, net	10,544	13,462
Prepaid expenses and other current assets	15,171	21,072
Total current assets	250,775	302,249
Property and equipment, net	79,145	74,953
Operating lease right-of-use assets, net	19,261	16,026
Costs capitalized to obtain revenue contracts, noncurrent, net	17,425	23,735
Goodwill	838,869	1,019,375
Intangible assets, net	115,572	154,571
Investments	9,294	9,294
Long-term prepaid expenses and other assets	10,089	10,178
Total assets	$1,340,430	$1,610,381
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,842	$13,640
Accrued compensation and benefits	16,283	23,626
Accrued expenses and other current liabilities	10,847	16,239
Deferred revenue	170,941	191,174
Financing obligations, current portion	1,474	1,680
Operating lease liabilities, current portion	3,649	5,153
Total current liabilities	215,036	251,512
Operating lease liabilities, noncurrent	16,423	12,819
Deferred income taxes, noncurrent	3,687	13,851
Deferred revenue, noncurrent	—	269
Revolving credit facility, noncurrent	—	166,000
Financing obligations, noncurrent	52,680	51,172
Other long-term liabilities	—	17,160
Total liabilities	287,826	512,783
Commitments and contingencies
Redeemable non-controlling interest	3,428	8,286
Stockholders’ equity
Common stock	57	58
Additional paid-in capital	1,400,881	1,474,413
Accumulated other comprehensive income	996	176
Accumulated deficit	(352,758)	(385,335)
Total stockholders’ equity	1,049,176	1,089,312
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,340,430	$1,610,381

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2025	2024	2025
Revenues
Subscription	$107,483	$124,957	$409,479	$469,168
Professional services and other	16,210	16,413	67,064	71,489
Total revenues	123,693	141,370	476,543	540,657
Cost of revenues
Subscription	31,380	36,016	120,861	134,932
Professional services and other	17,830	20,997	70,609	80,937
Total cost of revenues	49,210	57,013	191,470	215,869
Gross profit	74,483	84,357	285,073	324,788
Gross margin %	60%	60%	60%	60%
Operating expenses
Sales and marketing	29,996	33,744	130,547	123,231
Research and development	30,184	32,131	117,311	129,422
General and administrative	17,488	24,220	76,727	90,266
Total operating expenses	77,668	90,095	324,585	342,919
Loss from operations	(3,185)	(5,738)	(39,512)	(18,131)
Non-operating income (expense)
Interest income	510	353	2,567	1,761
Interest expense	(858)	(3,798)	(4,135)	(8,763)
Other income (expense), net	1,777	(10,265)	(856)	(10,427)
Loss before income taxes	(1,756)	(19,448)	(41,936)	(35,560)
Income tax provision (benefit)	(3,130)	(3,871)	1,590	(2,511)
Net income (loss)	1,374	(15,577)	(43,526)	(33,049)
Net loss attributable to redeemable non-controlling interest	(241)	(63)	(1,109)	(472)
Adjustment attributable to redeemable non-controlling interest	455	3,096	(71)	5,301
Net income (loss) attributable to nCino, Inc.	$1,160	$(18,610)	$(42,346)	$(37,878)
Net income (loss) per share attributable to nCino, Inc.:
Basic	$0.01	$(0.16)	$(0.38)	$(0.33)
Diluted	$0.01	$(0.16)	$(0.38)	$(0.33)
Weighted average number of common shares outstanding:
Basic	113,263,176	115,826,652	112,672,397	115,162,175
Diluted	115,782,532	115,826,652	112,672,397	115,162,175

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2024	2025
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(42,346)	$(37,878)
Net loss and adjustment attributable to redeemable non-controlling interest	(1,180)	4,829
Net loss	(43,526)	(33,049)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation and amortization	45,264	36,345
Non-cash operating lease costs	4,534	4,960
Amortization of costs capitalized to obtain revenue contracts	9,934	12,003
Amortization of debt issuance costs	184	131
Stock-based compensation	58,035	71,592
Deferred income taxes	(2,340)	(7,118)
Provision for bad debt	1,081	85
Net foreign currency losses	670	8,675
Unrealized gain on investment	(263)	—
Loss on disposal of long-lived assets	150	35
Change in operating assets and liabilities:
Accounts receivable	(14,325)	(31,389)
Costs capitalized to obtain revenue contracts	(10,348)	(21,453)
Prepaid expenses and other assets	1,872	(7,060)
Accounts payable	525	(190)
Accrued expenses and other current liabilities	(5,981)	10,165
Deferred revenue	15,902	13,807
Operating lease liabilities	(4,083)	(3,785)
Other long-term liabilities	—	1,445
Net cash provided by operating activities	57,285	55,199
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(216,911)
Acquisition of assets	(356)	(450)
Purchases of property and equipment	(3,515)	(1,816)
Proceeds from sale of property and equipment	43	—
Purchase of investments	(2,500)	—
Net cash used in investing activities	(6,328)	(219,177)
Cash flows from financing activities
Investment from redeemable non-controlling interest	983	—
Proceeds from borrowings on revolving credit facility	—	241,000
Payments on revolving credit facility	(30,000)	(75,000)
Payments of debt issuance costs	—	(1,484)
Exercise of stock options	4,469	2,796
Stock issuance under the employee stock purchase plan	4,661	4,468
Principal payments on financing obligations	(1,226)	(1,302)
Net cash provided by (used in) financing activities	(21,113)	170,478
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	182	(2,677)
Net increase in cash, cash equivalents, and restricted cash	30,026	3,823
Cash, cash equivalents, and restricted cash, beginning of period	87,418	117,444
Cash, cash equivalents, and restricted cash, end of period	$117,444	$121,267

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$112,085	$120,928
Restricted cash included in long-term prepaid expenses and other assets	5,359	339
Total cash, cash equivalents, and restricted cash, end of period	$117,444	$121,267

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. Acquisition-related expenses include but are not limited to: costs incurred from third-party professional services firms in connection with business combination and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events are presented in Stock-Based Compensation Expenses.

•Tax (Benefit) Provision Related to Acquisitions. Upon certain acquisitions, nCino reduced the valuation allowance against U.S. deferred tax assets, resulting in a one-time tax benefit recorded in Income tax (benefit) provision. We believe that the exclusion of this benefit from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

•Intercompany Foreign Currency Exchange Gain/Loss. Beginning with the first quarter of fiscal 2026, nCino adjusts for foreign currency exchange gains and losses due to intercompany loans that are denominated in currencies other than the underlying functional currency of the applicable entity.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2025	2024	2025
GAAP total revenues	$123,693	$141,370	$476,543	$540,657

GAAP cost of subscription revenues	$31,380	$36,016	$120,861	$134,932
Amortization expense - developed technology	(3,875)	(4,858)	(16,306)	(17,784)
Stock-based compensation	(533)	(803)	(1,847)	(2,891)
Restructuring charges[1]	—	—	(51)	—
Non-GAAP cost of subscription revenues	$26,972	$30,355	$102,657	$114,257

GAAP cost of professional services and other revenues	$17,830	$20,997	$70,609	$80,937
Amortization expense - other	(83)	(83)	(330)	(330)
Stock-based compensation	(2,709)	(3,278)	(9,369)	(11,977)
Restructuring charges[1]	—	—	(118)	—
Non-GAAP cost of professional services and other revenues	$15,038	$17,636	$60,792	$68,630

GAAP gross profit	$74,483	$84,357	$285,073	$324,788
Amortization expense - developed technology	3,875	4,858	16,306	17,784
Amortization expense - other	83	83	330	330
Stock-based compensation	3,242	4,081	11,216	14,868
Restructuring charges[1]	—	—	169	—
Non-GAAP gross profit	$81,683	$93,379	$313,094	$357,770

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP gross margin %	60%	60%	60%	60%
Amortization expense - developed technology	3	3	3	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	2	3
Restructuring charges[1]	—	—	—	—
Non-GAAP gross margin %	66%	66%	66%	66%

GAAP sales & marketing expense	$29,996	$33,744	$130,547	$123,231
Amortization expense - customer relationships	(2,167)	(3,367)	(8,669)	(11,256)
Amortization expense - trade name	—	(369)	(11,921)	(623)
Amortization expense - other	—	(28)	—	(100)
Acquisition-related expenses	—	(46)	—	(46)
Stock-based compensation	(4,223)	(4,482)	(15,417)	(17,016)
Restructuring charges[1]	—	—	(100)	—
Non-GAAP sales & marketing expense	$23,606	$25,452	$94,440	$94,190

GAAP research & development expense	$30,184	$32,131	$117,311	$129,422
Stock-based compensation	(4,277)	(3,696)	(15,942)	(17,416)
Acquisition-related expenses	—	(896)	—	(896)
Restructuring charges[1]	—	—	(352)	—

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2025	2024	2025
Non-GAAP research & development expense	$25,907	$27,539	$101,017	$111,110

GAAP general & administrative expense	$17,488	$24,220	$76,727	$90,266
Stock-based compensation	(4,324)	(6,318)	(15,460)	(22,292)
Acquisition-related expenses	(244)	(1,893)	(878)	(11,303)
Litigation expenses	(23)	(1)	(4,525)	(366)
Restructuring charges[1]	—	—	(6)	—
Non-GAAP general & administrative expense	$12,897	$16,008	$55,858	$56,305

GAAP loss from operations	$(3,185)	$(5,738)	$(39,512)	$(18,131)
Amortization of intangible assets	6,125	8,705	37,226	30,093
Stock-based compensation	16,066	18,577	58,035	71,592
Acquisition-related expenses	244	2,835	878	12,245
Litigation expenses	23	1	4,525	366
Restructuring charges[1]	—	—	627	—
Non-GAAP operating income	$19,273	$24,380	$61,779	$96,165

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[2]
GAAP operating margin %	(3)%	(4)%	(8)%	(3)%
Amortization of intangible assets	5	6	8	6
Stock-based compensation	13	13	12	13
Acquisition-related expenses	—	2	—	2
Litigation expenses	—	—	1	—
Restructuring charges[1]	—	—	—	—
Non-GAAP operating margin %	16%	17%	13%	18%

GAAP net income (loss) attributable to nCino, Inc.	$1,160	$(18,610)	$(42,346)	$(37,878)
Amortization of intangible assets	6,125	8,705	37,226	30,093
Stock-based compensation	16,066	18,577	58,035	71,592
Acquisition-related expenses	244	2,835	878	12,245
Litigation expenses	23	1	4,525	366
Restructuring charges[1]	—	—	627	—
Tax (benefit) provision related to acquisitions	—	24	—	(3,585)
Income tax effect on non-GAAP adjustments	(269)	(770)	(885)	(2,014)
Adjustment attributable to redeemable non-controlling interest	455	3,096	(71)	5,301
Non-GAAP net income attributable to nCino, Inc.	$23,804	$13,858	$57,989	$76,120

Basic GAAP net income (loss) attributable to nCino, Inc. per share	$0.01	$(0.16)	$(0.38)	$(0.33)
Weighted-average shares used to compute basic GAAP net income (loss) attributable to nCino, Inc. per share	113,263,176	115,826,652	112,672,397	115,162,175

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2025	2024	2025
Diluted GAAP net income (loss) attributable to nCino, Inc. per share	$0.01	$(0.16)	$(0.38)	$(0.33)
Weighted-average shares used to compute diluted GAAP net income (loss) attributable to nCino, Inc. per share	115,782,532	115,826,652	112,672,397	115,162,175

Basic non-GAAP net income attributable to nCino, Inc. per share	$0.21	$0.12	$0.51	$0.66
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	113,263,176	115,826,652	112,672,397	115,162,175
Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.21	$0.12	$0.50	$0.65
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	115,782,532	118,596,052	114,916,521	117,311,913

Free cash flow
Net cash provided by (used in) operating activities	$8,148	$(10,019)	$57,285	$55,199
Purchases of property and equipment	(432)	(350)	(3,515)	(1,816)
Free cash flow	$7,716	$(10,369)	$53,770	$53,383
Principal payments on financing obligations[3]	(338)	(386)	(1,226)	(1,302)
Free cash flow less principal payments on financing obligation	$7,378	$(10,755)	$52,544	$52,081
1Stock-based compensation benefit related to restructuring is included in Stock-based compensation.
2Columns may not foot due to rounding.
3These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com